                                                                EXHIBIT 10.13

                LEASE AMENDMENT NO. FOUR

Lease Amendment No. Four dated July 9, 1999 to be attached to and form a part of that lease (which together with any amendments, modifications and extensions thereof is hereinafter called the "Lease") made on the 30th day of September, 1996 between SPIEKER PROPERTIES L.P., a California limited partnership (successor in interest to BPG Pasadena, L.L.C., a Delaware Limited Liability Company) as Landlord and TICKETMASTER ONLINE-CITYSEARCH, INC., a Delaware corporation, (successor in interest to CitySearch, Inc., a Delaware corporation) as Tenant, for the premises commonly known as 790 East Colorado Boulevard, Pasadena, CA 91101 (the "Project").

The above described Lease shall be modified as follows:

RENTABLE AREA: Commencing September 1, 1999 through March 31, 2002, Tenant's Rentable Area shall also include the entire fourth floor (approximately 13,666 rentable square feet) commonly designated as Suite 400 and that portion of the fifth floor (approximately 1,999 rentable square feet) commonly designated as Suite 508 of the Project. These Premises (totaling approxmiately 15,665 rentable square feed) are more specifically outlined in red on the attached Exhibits "A1" and "A2". Therefore from September 1, 1999 through March 31, 2002, Tenant's total Rentable Area shall be 46,321 rentable square feet.

OCCUPANCY OF PREMISES: It is hereby agreed that, if the above described fourth and fifth floor Premises become available to Tenant prior to September 1, 1999, this Lease Amendment No. Four shall commence one day thereafter. All terms and conditions of this Lease Amendment No. Four, including that of rental obligations, shall commence thereon. In the event the Premises are not available until after September 1, 1999, Tenant shall have the right to terminate this Lease Amendment No. Four. If Tenant elects to terminate this Lease Amendment No. Four, Tenant shall provide Landlord with written notice no later than one (1) day after Landlord notifies Tenant that the Premises will not be available until after September 1, 1999. In the event Tenant elects to occupy the premises after September 1, 1999, all the terms and conditions of this Lease Amendment No. Four, including that of rental obligations, shall commence one day after the Premises become available.

BASIC MONTHLY RENTAL: The Basic Monthly Rental shall be increased to reflect the inclusion of these Premises. Therefore, the new rent schedule shall be as follows:


Period                                   Current             New                Total
------------------------------------------------------------------------------------------
Commencement - October 31, 2000          $53,135.40          $30,080.00         $83,215.40
November 1, 1999 - November 30, 1999     $53,870.38          $30,080.00         $83,950.38
December 1, 1999 - August 31, 2000       $54,513.50          $30,080.00         $84,593.50
September 1, 2000 - September 30, 2000   $54,513.50          $31,645.00         $86,158.50
October 1, 2000 - August 31, 2001        $55,123.50          $31,645.00         $86,768.50
September 1, 2001 - March 31, 2002       $55,123.50          $32,740.00         $87,863.50


TENANT'S PERCENTAGE SHARE OF OPERATING COSTS AND TAXES: The Premises constitutes 12% of the total rentable area of the Building. As of the commencement of this Lease Amendment No. Four, Tenant's percentage share of operating costs and taxes shall be increased by 12% to a total of 35.47%.

BASE YEAR FOR OPERATING EXPENSES AND TAXES: Base Year for these additional Premises (Suites 400 and 508) shall be calendar year 1999.

TENANT IMPROVEMENTS: Tenant accepts the Premises in its "as-is" condition. However, subject to Tenant's presenting to Landlord paid invoices for improvements performed to these Premises, Landlord shall pay Tenant the sum of $62,660 on or within 30 days from September 30, 2001. All improvements must be paid for by Tenant and approved by Landlord using Building Standard materials and colors and in the Building Standard manner. As used herein, "Building Standard" shall mean the standards for a particular item selected from time to time by Landlord for the Building or such other standards as may be mutually agreed upon between Landlord and Tenant in writing.

PARKING: Tenant shall be allowed an additional forty-eight (48) unreserved parking spaces at the Building's prevailing rate. As of the commencement of this Lease Amendement, Tenant shall have a total of one hundred and sixty-eight (168) unreserved parking spaces.

RESTORATION: Notwithstanding the terms set forth in Article 14 of the Lease, provided Tenant installs Landlord approved tenant improvements and provided the floor-plan is the same as Tenant's open floor plan on the second floor and third floor of the Project, Tenant shall not be required to restore the premises to the configuration upon which Tenant initially occupied the Premises.

LEASE EXECUTION: In the event Landlord does not return a fully executed copy of this Lease Amendment No. Four to tenant within three (3) business days after Landlord's receipt of signed copies from Tenant, Tenant shall have the right to terminate this Lease Amendment No. Four by notifying Landlord in writing no later than four (4) business days after Landlord's receipt of signed copies from Tenant.

CONTINGENCY: Tenant understands that these Premises are currently leased to other tenants. At such, this Lease Amemdment No. Four is contingent upon Landlord's successful termination of the existing leases on Suites 400, 508, and 700.

All other terms and conditions of the Lease to remain the same.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease Amendment No. Four as dated below.


LANDLORD:          SPIEKER PROPERTIES L.P.,
                   a California limited partnership
                   By:     Spieker Properties, Inc.,
                           a Maryland corporation
                   Its:    General Partner
                   By:  /s/ John Davenport
                      -------------------------------------
                            John Davenport
                            Regional Senior Vice President
                   Date:    7/14/99
                        -----------------------------------


TENANT:            TICKETMASTER ONLINE CITYSEARCH, INC.,
                   a Delaware corporation
                   By:  /s/ Tom McInerney
                      -------------------------------------
                            Tom McInerney
                            Chief Financial Officer
                   Date:    7/12/99
                        -----------------------------------